Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
               Payment Date          05/18/2000

Servicing Certificate

Beginning Principal Balance                                                              118,127,747.18
Ending Principal Balance                                                                 142,904,012.38
Principal Collections                                                                        236,397.33
Interest Collections                                                                         965,473.54

Active Loan Count                                                                                 3,106

Principal Balance of Current Month Prefunding                                                      0.00

Substitution Adjustment Amount                                                                     0.00

Policy Draw Amount                                                                                 0.00


Total Limited Reimbursement Amount                                                            33,405.76

Current month distribution to Credit Enhancer                                                                       44,969.29

Net Loan Rate                                                                                    13.83%

Note Rate - Class A-1 Notes                                                                     6.3300%
Note Rate - Class A-2 Notes                                                                     7.8400%
Note Rate - Class A-3 Notes                                                                     8.1700%
Note Rate - Class A-4 Notes                                                                     8.2700%


                             Beginning Note Balance      Ending Note Balance    Principal Distribution Interest

          Class A-1 Notes                63,750,431.07            63,222,983.14         527,447.93        325,074.07
          Class A-2 Notes                18,887,000.00            18,887,000.00                  -        123,395.07
          Class A-3 Notes                29,790,000.00            29,790,000.00                  -        202,820.25
          Class A-4 Notes               41,753,000.00            41,753,000.00                  -        287,747.76
                                        --------------           --------------                 --       ----------
              Total Notes               154,180,431.07           153,652,983.14         527,447.93        939,037.15

Certificates                                                                                       0.00

Prefunding Account                                                                 Total Amount
                                                                           -----------------------------
Beginning Balance                                                                         38,256,970.89
Interest Earned on Prefunding Account                                                        122,421.97
Prior month Interest earned transferred to overcollateralization                               5,030.39
Collection Period Subsequent Transfer                                                              0.00

                                                                           -----------------------------
                                   Total Ending Prefunding Account Balance                38,374,362.47


Capitalized Interest Account Balance
Beginning Balance                                                                            616,241.09
Withdraw relating to prior month Collection Period                                                 0.00
Interest Earned                                                                                2,089.21

                                                                           -----------------------------
                         Total Ending Capitalized Interest Account Balance                   618,330.30
                                                                           =============================


Beginning Overcollateralization Amount                                                     2,199,256.61
Overcollateralization Amount Increase (Decrease)                                             291,050.60
                                                                           -----------------------------
Ending Overcollateralization Amount                                                        2,490,307.21
Outstanding Overcollaterization Amount                                                     3,389,814.19
                                                                           -----------------------------
Required Overcollateralization Amount                                                      5,880,121.40


                                                                                                           Number       Percent
                                                                                                Balance   of Loans     of Balance
Delinquent Loans (30 Days)                                                                            -      0           0.00%
Delinquent Loans (60 Days)                                                                    29,991.96      1           0.02%
Delinquent Loans (90+ Days) (1)                                                                    0.00      0           0.00%
Foreclosed Loans                                                                                   0.00      0           0.00%
REO                                                                                                0.00      0           0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                                        Percent
                                                                            Liquidation To-Date                        of Balance
                                                                           -----------------------------
Beginning Loss Amount                                                                              0.00
Current Month Loss Amount                                                                          0.00                  0.00%
Ending Loss Amount                                                                                 0.00
